UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2017

LAKE AREA CORN PROCESSORS, LLC
(Exact name of registrant as specified in its charter)

South Dakota	000-50254	46-0460790
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

46269 SD Highway 34 P.O. Box 100 Wentworth, South Dakota 57075
(Address of principal executive offices)

(605) 483-2676
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Results of 2017 Annual Members' Meeting

On April 11, 2017, Lake Area Corn Process, LLC ("LACP") held its 2017 annual members' meeting to vote on the election of three managers whose terms were scheduled to expire in 2017, conduct an advisory vote on LACP's executive compensation called a "Say-On-Pay" and conduct an advisory vote on how frequently LACP would conduct the Say-On-Pay vote. The voting results from the meeting were as set forth below.

Proposal One: Election of Managers

Wayne Backus, Todd Brown and Marty Thompson were elected by a plurality vote of the members to serve terms which will expire in 2020. The votes for the nominee managers were as follows:

Nominee Managers	For	Withhold
Wayne Backus	111	8
Todd Brown	108	11
Marty Thompson	106	13

Proposal Two: Advisory Vote on Say-On-Pay
The compensation of our executives was endorsed by the members. The votes for Say-On-Pay were as follows:

For	Against	Abstain
112	7	—

Proposal Three: Advisory Vote on the Frequency of Say-On-Pay Vote
The members voted by a plurality vote to hold the Say-on-Pay vote every three years. The votes were as follows:

Every Year	Every Two Years	Every Three Years	Abstain
13	6	97	3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE AREA CORN PROCESSORS, LLC

Date:	April 12, 2017	/s/ Robbi Buchholtz
Robbi Buchholtz, Chief Financial Officer